UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of American Public Education, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved (i) an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”), including, among other changes, to increase the number of shares available for issuance thereunder by 1,200,000 (the “2017 Plan Amendment”), and (ii) an amendment to the American Public Education, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance thereunder by 500,000 (the “ESPP Amendment” and together with the 2017 Plan Amendment, the “Plan Amendments”).

Descriptions of the 2017 Plan and the 2017 Plan Amendment are set forth on pages 37 through 47 and descriptions of the ESPP Plan and the ESPP Amendment are set forth on pages 48 through 51 of the Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2023 (the “Proxy Statement”), and such descriptions are incorporated by reference herein. The descriptions are qualified by reference to the full text of the Plan Amendments, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 19, 2023. As of March 23, 2023, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 19,038,380 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 15,694,993 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Board to hold office for a term expiring at the 2024 Annual Meeting of Stockholders, and until each such person’s successor is elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	12,734,448	289,824	149,153	2,521,568
Granetta B. Blevins	10,360,823	2,663,339	149,263	2,521,568
Michael D. Braner	12,933,479	78,582	161,364	2,521,568
Anna M. Fabrega	12,927,088	84,973	161,364	2,521,568
Jean C. Halle	12,806,361	218,458	148,606	2,521,568
James Kenigsberg	12,918,455	93,606	161,364	2,521,568
Barbara L. Kurshan	12,892,296	132,523	148,606	2,521,568
Daniel S. Pianko	12,897,254	127,018	149,153	2,521,568
William G. Robinson, Jr.	12,905,234	119,585	148,606	2,521,568
Angela K. Selden	12,710,982	460,065	2,378	2,521,568

Proposal No. 2 – Approval of the 2017 Amendment.

The Company’s stockholders approved the 2017 Plan Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,812,723	1,351,799	1,008,903	2,521,568

Proposal No. 3 – Approval of the ESPP Amendment.

The Company’s stockholders approved the ESPP Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,801,507	362,994	1,008,924	2,521,568

Proposal No. 4 – Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,787,979	1,229,713	1,155,733	2,521,568

Proposal No. 5 – Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Our Named Executive Officers.

The Company’s stockholders voted, on an advisory (non-binding) basis, on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions
12,309,591	15	858,487	5,332

In light of the results for Proposal No. 3, the Company has decided that future advisory votes on the compensation of the Company’s named executive officers will be held every year until the next required vote on the frequency of stockholder votes on the compensation of executives. Thus, the next advisory vote on the compensation of the Company’s named executive officers will be held at the Company’s 2024 Annual Meeting of Stockholders.

Proposal No. 6 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,621,049	70,435	3,509	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

10.1	Amendment Number Three to the American Public Education, Inc. 2017 Omnibus Incentive Plan

10.2	Amendment Number Two to the American Public Education, Inc. Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: May 22, 2023	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer